Exhibit 99.1
Motorola Reports Third-Quarter Financial Results
▪	Third-quarter sales of $5.5 billion

▪	Third-quarter GAAP earnings from continuing operations of $0.01 per share, including net charges of $0.01 per share from highlighted items

▪	Total cash* of $7.2 billion, a sequential increase of $700 million

▪	Increased cost reduction plan by $100 million; now expect total cost savings of $1.9 billion for 2009

▪	Home and Networks Mobility sales of $2.0 billion; operating earnings of $199 million

▪	Enterprise Mobility Solutions sales of $1.8 billion; operating earnings of $306 million

▪	Mobile Devices sales of $1.7 billion; shipped 13.6 million handsets; operating loss of $183 million

▪	Announced new smartphones powered by Android OS
SCHAUMBURG, Ill. — October 29, 2009 — Motorola, Inc. (NYSE: MOT) today reported sales of $5.5 billion in the third quarter of 2009. The GAAP earnings from continuing operations in the third quarter of 2009 were $12 million, or $0.01 per share. The GAAP earnings from continuing operations include net charges of $0.01 per share from highlighted items, which are outlined at the end of this press release.
Total cash* at the end of the third quarter was $7.2 billion, an increase of $700 million compared to the end of the second quarter. The Company generated $616 million of positive operating cash flow during the quarter and expects to continue to generate positive cash flow in the fourth quarter.
Sanjay Jha, co-CEO of Motorola and CEO of Mobile Devices, said, “We delivered on our commitment to improve the financial performance of Mobile Devices and to commercially launch two smartphones in time for the fourth- quarter holiday season. The introductions of our new products powered by Android are important milestones as we begin to address the mobilization of the Internet and the growing demand for modern smartphones. Next year, we will continue to expand our smartphone portfolio and deliver improved financial results.”
Greg Brown, co-CEO of Motorola and CEO of Broadband Mobility Solutions, said, “Broadband Mobility Solutions performed well during the quarter. We continued to manage our cost structure and also delivered solid operating margins. We secured additional contract wins and launched new devices, including the MC9500, the industry’s most rugged mobile computer. As the economic environment improves, we believe our businesses are well positioned for continued success.”

Operating Results
Mobile Devices segment sales were $1.7 billion, down 46 percent compared to the year-ago quarter. The GAAP operating loss was $183 million, compared to an operating loss of $840 million in the year-ago quarter. The segment reduced its operating loss by 28 percent sequentially from $253 million in the second quarter of 2009.
Mobile Devices highlights:
•	Shipped 13.6 million handsets; estimated global handset market share of 4.7 percent

•	Announced Motorola’s first two smartphones powered by Android:
—	CLIQ™ & DEXT™, a 3G device powered by Android with Motorola’s innovative MOTOBLUR™ solution that automatically syncs and streams communications, contacts and content from today’s most popular sources like Facebook®, MySpace®, Twitter®, Last.FM®, Gmail® and Yahoo!® Mail, and synchronizes work email from Microsoft Exchange® servers

—	DROID™, the world’s first smartphone to feature Android 2.0. Features include high-speed browsing and voice-activated search, 3.7” wide screen, high-resolution display and the industry’s thinnest full-QWERTY slider
•	Extended Android product experience through announcement of new partners for the Android ecosystem, including Accuweather, Amazon MP3, Barnes & Noble, CardStar, Comcast Entertainment Group, Hands On Mobile, Howcast.com, Midomi, MySpace, QuickOffice, QuickPlay Media, RJDJ, Superpages.com and Travel Channel

•	Launched Debut™, the first iDEN® push-to-talk slider
Home and Networks Mobility segment sales were $2.0 billion, down 15 percent compared to the year-ago quarter. GAAP operating earnings were $199 million, compared to operating earnings of $263 million in the year-ago quarter.
Home and Networks Mobility highlights:
•	Shipped 3.3 million digital entertainment devices

•	Launched next-generation video platform for dynamically managing bandwidth, format and resolution to enable high-quality viewing experience on any device

•	Shipped 1 millionth WiMAX device; expanded WiMAX CPE product portfolio

•	Conducted world’s first live 2.6GHz TD-LTE mobile demonstration for China Mobile
Enterprise Mobility Solutions segment sales were $1.8 billion, down 13 percent compared to the year-ago quarter. GAAP operating earnings were $306 million, compared to operating earnings of $403 million in the year-ago quarter.

Enterprise Mobility Solutions highlights:
•	Announced the MC9500, Motorola’s most rugged mobile computer and the first to provide 3.5G WAN with support for GSM-HSDPA and EVDO Rev A wireless broadband connectivity

•	Launched the MT2000 series of mobile terminals to provide the power of a mobile computer in a handheld, rugged bar code scanner — the industry’s first device of this kind

•	Celebrated the 20th anniversary of the Project 25 (P25) standard and secured P25 public safety awards from Pima County in Arizona, Baltimore County in Maryland, the City of Philadelphia, and the City of Virginia Beach

•	Received TETRA awards in key developing countries’ major airports and metros including Mumbai Metro, New Delhi Airport Express Link, and Urumqi Airport in the Xinjiang province in China
Fourth-Quarter 2009 Outlook
The Company’s outlook for fourth-quarter earnings from continuing operations is $0.07 to $0.09 per share. This outlook excludes charges associated with the Company’s operating expense reduction initiatives, as well as any other items of the variety typically highlighted by the Company in its quarterly earnings releases.
Consolidated GAAP Results
A comparison of results from operations is as follows:

	Third Quarter
(In millions, except per share amounts)	2009	2008
Net sales	$5,453	$7,480
Gross margin	1,808	1,803
Operating earnings (loss)	128	(452)
Net earnings (loss)**	12	(397)
Diluted earnings (loss)** per common share:
Continuing operations	$0.01	$(0.18)

Weighted average diluted common shares outstanding	2,319.5	2,265.9
Highlighted Items
Highlighted items totaling $0.01 per share in net expense include a charge for an environmental reserve and costs associated with ongoing efforts to prepare for separation into two independent public companies.
Conference Call and Webcast
Motorola will host its quarterly conference call beginning at 8:00 a.m. Eastern Time (USA) on Thursday, October 29, 2009. The conference call will be webcast live with audio and slides at www.motorola.com/investor.

Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about: cost savings and financial impact from cost-reduction actions, levels of cash generation and consumption in 2009, the timing and financial impact of the launch of new products and Motorola’s financial outlook for the fourth quarter of 2009. Motorola cautions the reader that the risk factors below, as well as those on pages 18 through 30 in Item 1A of Motorola’s 2008 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) the Company’s ability to improve financial performance in its Mobile Devices business; (2) the level of demand for the Company’s products, particularly in light of global economic conditions which may lead consumers, businesses and governments to defer purchases in response to tighter credit and negative financial news; (3) the Company’s ability to introduce new products and technologies in a timely manner; (4) the possible negative effects on the Company’s business operations, financial performance or assets as a result of its plan to create two independent, publicly traded companies; (5) unexpected negative consequences from the Company’s ongoing restructuring and cost reduction activities, including as a result of significant restructuring at the Mobile Devices business; (6) negative impact on the Company’s business from the global financial crisis and tightening in the credit markets, which may include: (i) the inability of customers to obtain financing for purchases of the Company’s products; (ii) the viability of the Company’s suppliers that may no longer have access to necessary financing; (iii) reduced value of investments held by the Company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of the Company’s debt and equity investments differing significantly from the fair values currently assigned to them; (v) counterparty failures negatively impacting the Company’s financial position; (vi) difficulties or increased costs for the Company in obtaining financing; and (vii) the inability of the Company to sell accounts receivable and long-term receivables in volumes and on terms comparable to historical practices; (7) the economic outlook for the telecommunications and broadband industries; (8) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (9) risks related to dependence on certain key suppliers; (10) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (11) risks related to the Company’s high volume of manufacturing and sales in Asia; (12) the creditworthiness of the Company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) variability in income received from licensing the Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (15) the impact of foreign currency fluctuations, including the negative impact of the strengthening U.S. dollar on the Company when competing for business in foreign markets; (16) the impact on the Company from continuing hostilities in countries where the Company does business; (17) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
Definitions
*“Total cash” equals Cash and cash equivalents plus Sigma fund (current and non-current) plus Short-term investments.
**Amounts attributable to Motorola, Inc. common shareholders
About Motorola
Motorola is known around the world for innovation in communications and is focused on advancing the way the world connects. From broadband communications infrastructure, enterprise mobility and public safety solutions to high-definition video and mobile devices, Motorola is leading the next wave of innovations that enable people, enterprises and governments to be more connected and more mobile. Motorola (NYSE: MOT) had sales of $30.1 billion in 2008. For more information, please visit www.motorola.com.
# # #
Media contact:
Jennifer Erickson
Motorola, Inc.
+1 847-435-5320
jennifer.erickson@motorola.com
Investor contact:
Dean Lindroth
Motorola, Inc.
+1 847-576-6899
dean.lindroth@motorola.com
MOTOROLA and the Stylized M Logo are registered in the US Patent & Trademark Office. DROID is a trademark of Lucasfilm and its related companies. Used under License. All other product or service names are the property of their respective owners. © Motorola, Inc. 2009. All rights reserved.

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	October 3, 2009	July 4, 2009	September 27, 2008
Net sales	$5,453	$5,497	$7,480
Costs of sales	3,645	3,787	5,677

Gross margin	1,808	1,710	1,803

Selling, general and administrative expenses	800	822	1,044
Research and development expenditures	768	775	999
Separation-related transaction costs	19	—	21
Other charges	24	33	111
Intangibles amortization	69	70	80

Operating earnings (loss)	128	10	(452)

Other income (expense):
Interest income (expense), net	(49)	(30)	18
Gain on sales of investments and businesses, net	21	30	7
Other	(64)	23	(167)

Total other income (expense)	(92)	23	(142)

Earnings (loss) before income taxes	36	33	(594)

Income tax expense (benefit)	14	(2)	(203)

Net earnings (loss)	22	35	(391)

Less: Earnings attributable to noncontrolling interests	10	9	6

Net earnings (loss) attributable to Motorola, Inc.	$12	$26	$(397)

Earnings (loss) per common share
Basic	$0.01	$0.01	$(0.18)
Diluted	$0.01	$0.01	$(0.18)

Weighted average common shares outstanding
Basic	2,299.6	2,293.9	2,265.9
Diluted	2,319.5	2,306.4	2,265.9

Dividends paid per share	$—	$—	$0.05

	Percentage of Net Sales*
Net sales	100%	100%	100%
Costs of sales	66.8%	68.9%	75.9%

Gross margin	33.2%	31.1%	24.1%

Selling, general and administrative expenses	14.7%	15.0%	14.0%
Research and development expenditures	14.1%	14.1%	13.4%
Separation-related transaction costs	0.3%	0.0%	0.3%
Other charges	0.4%	0.6%	1.5%
Intangibles amortization	1.3%	1.3%	1.1%

Operating earnings (loss)	2.3%	0.2%	-6.0%

Other income (expense):
Interest income (expense), net	-0.9%	-0.5%	0.2%
Gain on sales of investments and businesses, net	0.4%	0.5%	0.1%
Other	-1.2%	0.4%	-2.2%

Total other income (expense)	-1.7%	0.4%	-1.9%

Earnings (loss) before income taxes	0.7%	0.6%	-7.9%
Income tax expense (benefit)	0.3%	0.0%	-2.7%

Net earnings (loss)	0.4%	0.6%	-5.2%

Less: Earnings attributable to noncontrolling interests	0.2%	0.2%	0.1%

Net earnings (loss) attributable to Motorola, Inc.	0.2%	0.5%	-5.3%

*	Percentages may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Nine Months Ended
	October 3, 2009	September 27, 2008
Net sales	$16,321	$23,010
Costs of sales	11,307	16,737

Gross margin	5,014	6,273

Selling, general and administrative expenses	2,491	3,342
Research and development expenditures	2,390	3,101
Separation-related transaction costs	19	41
Other charges	215	261
Intangibles amortization	210	244

Operating loss	(311)	(716)

Other income (expense):
Interest income (expense), net	(114)	6
Gain on sales of investments and businesses, net	31	65
Other	29	(264)

Total other income (expense)	(54)	(193)

Loss from continuing operations before income taxes	(365)	(909)

Income tax benefit	(134)	(325)

Loss from continuing operations	(231)	(584)

Earnings from discontinued operations, net of tax	60	—

Net loss	(171)	(584)

Less: Earnings attributable to noncontrolling interests	22	3

Net loss attributable to Motorola, Inc.	$(193)	$(587)

Amounts attributable to Motorola, Inc. common shareholders
Loss from continuing operations, net of tax	$(253)	$(587)
Earnings from discontinued operations, net of tax	60	—

Net loss	$(193)	$(587)

Earnings (loss) per common share
Basic:
Continuing operations	$(0.11)	$(0.26)
Discontinued operations	0.03	—

	$(0.08)	$(0.26)

Diluted:
Continuing operations	$(0.11)	$(0.26)
Discontinued operations	0.03	—

	$(0.08)	$(0.26)

Weighted average common shares outstanding
Basic	2,290.8	2,262.1
Diluted	2,290.8	2,262.1

Dividends paid per share	$0.05	$0.15

	Percentage of Net Sales*
Net sales	100%	100%
Costs of sales	69.3%	72.7%

Gross margin	30.7%	27.3%

Selling, general and administrative expenses	15.3%	14.5%
Research and development expenditures	14.6%	13.5%
Separation-related transaction costs	0.1%	0.2%
Other charges	1.3%	1.1%
Intangibles amortization	1.3%	1.1%

Operating loss	-1.9%	-3.1%

Other income (expense):
Interest income (expense), net	-0.7%	0.0%
Gain on sales of investments and businesses, net	0.2%	0.3%
Other	0.2%	-1.1%

Total other income (expense)	-0.3%	-0.8%

Loss from continuing operations before income taxes	-2.2%	-4.0%
Income tax benefit	-0.8%	-1.4%

Loss from continuing operations	-1.4%	-2.5%

Earnings from discontinued operations, net of tax	0.4%	0.0%

Net loss	-1.0%	-2.5%

Less: Earnings attributable to noncontrolling interests	0.1%	0.0%

Net loss attributable to Motorola, Inc.	-1.2%	-2.6%

*	Percentages may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	October 3,	July 4,	September 27,
	2009	2009	2008
Assets
Cash and cash equivalents	$3,050	$2,881	$2,974
Sigma Fund	4,050	3,489	3,427
Short-term investments	15	45	735
Accounts receivable, net	3,402	3,689	4,330
Inventories, net	1,523	1,660	2,649
Deferred income taxes	1,108	1,320	1,954
Other current assets	2,177	2,630	3,799

Total current assets	15,325	15,714	19,868

Property, plant and equipment, net	2,224	2,280	2,505
Sigma Fund	75	72	483
Investments	491	446	715
Deferred income taxes	2,327	2,094	3,060
Goodwill	2,823	2,822	4,351
Other assets	1,784	1,676	2,137

Total assets	$25,049	$25,104	$33,119

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$24	$40	$189
Accounts payable	2,212	2,188	3,834
Accrued liabilities	5,364	5,956	7,850

Total current liabilities	7,600	8,184	11,873

Long-term debt	3,901	3,899	3,988
Other liabilities	3,631	3,398	2,489

Total Motorola, Inc. stockholders’ equity	9,810	9,523	14,659

Noncontrolling interests	107	100	110

Total liabilities and stockholders’ equity	$25,049	$25,104	$33,119

Financial Ratios:
Total cash*	$7,190	$6,487	$7,619

*	Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	October 3, 2009	July 4, 2009	September 27, 2008

Operating
Net earnings (loss) attributable to Motorola, Inc.	$12	$26	$(397)
Less: Earnings attributable to noncontrolling interests	10	9	6

Net earnings (loss)	22	35	(391)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	189	192	208
Non-cash other charges (income)	49	(9)	480
Share-based compensation expense	75	74	54
Gain on sales of investments and businesses, net	(21)	(30)	(7)
Deferred income taxes	(79)	162	(27)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	287	1	171
Inventories	136	408	(183)
Other current assets	453	290	76
Accounts payable and accrued liabilities	(579)	(848)	271
Other assets and liabilities	84	(125)	(472)

Net cash provided by operating activities	616	150	180

Investing
Acquisitions and investments, net	(9)	(6)	(6)
Proceeds from sales of investments and businesses, net	54	89	12
Distributions from investments	—	—	30
Capital expenditures	(52)	(66)	(156)
Proceeds from sales of property, plant and equipment	21	3	116
Proceeds from sales (purchases) of Sigma Fund investments, net	(572)	(649)	335
Proceeds from sales (purchases) of short-term investments, net	29	(26)	(140)

Net cash provided by (used for) investing activities	(529)	(655)	191

Financing
Net proceeds from (repayment of) short-term borrowings, net	(17)	(23)	44
Issuance of common stock	54	—	4
Payment of dividends	—	—	(113)
Distributions to discontinued operations	—	—	(16)
Other, net	—	6	(2)

Net cash provided by (used for) financing activities	37	(17)	(83)

Effect of exchange rate changes on cash and cash equivalents	45	138	(71)

Net increase (decrease) in cash and cash equivalents	169	(384)	217
Cash and cash equivalents, beginning of period	2,881	3,265	2,757

Cash and cash equivalents, end of period	$3,050	$2,881	$2,974

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	October 3, 2009	September 27, 2008
Operating
Net loss attributable to Motorola, Inc.	$(193)	$(587)
Less: Earnings attributable to noncontrolling interests	22	3

Net loss	(171)	(584)
Earnings from discontinued operations, net of tax	60	—

Loss from continuing operations	(231)	(584)
Adjustments to reconcile loss from continuing operations to net cash provided by (used for) operating activities:
Depreciation and amortization	571	624
Non-cash other charges	44	596
Share-based compensation expense	225	220
Gain on sales of investments and businesses, net	(31)	(65)
Gain from extinguishment of long-term debt	(67)	—
Deferred income taxes	(114)	(497)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	84	1,044
Inventories	1,126	(46)
Other current assets	960	(194)
Accounts payable and accrued liabilities	(2,782)	(524)
Other assets and liabilities	(33)	(533)

Net cash provided by (used for) operating activities	(248)	41

Investing
Acquisitions and investments, net	(30)	(180)
Proceeds from sales of investments and businesses, net	280	83
Distributions from investments	—	112
Capital expenditures	(189)	(387)
Proceeds from sales of property, plant and equipment	27	121
Proceeds from sales of Sigma Fund investments, net	98	1,122
Proceeds from sales (purchases) of short-term investments, net	209	(123)

Net cash provided by investing activities	395	748

Financing
Repayment of short-term borrowings, net	(71)	(37)
Repayment of debt	(130)	(114)
Issuance of common stock	110	86
Purchase of common stock	—	(138)
Payment of dividends	(114)	(340)
Distributions to discontinued operations	—	(26)
Other, net	7	1

Net cash used for financing activities	(198)	(568)

Effect of exchange rate changes on cash and cash equivalents	37	1

Net increase (decrease) in cash and cash equivalents	(14)	222
Cash and cash equivalents, beginning of period	3,064	2,752

Cash and cash equivalents, end of period	$3,050	$2,974

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s Net sales by reportable segment for the three and nine months ended October 3, 2009 and September 27, 2008.

	Net Sales
	Three Months Ended	Three Months Ended	% Change from
	October 3, 2009	September 27, 2008	2008
Mobile Devices	$1,692	$3,116	-46%
Home and Networks Mobility	2,007	2,369	-15%
Enterprise Mobility Solutions	1,770	2,030	-13%

Segment Totals	5,469	7,515	-27%
Other and Eliminations	(16)	(35)	-54%

Company Totals	$5,453	$7,480	-27%

	Net Sales
	Nine Months Ended	Nine Months Ended	% Change from
	October 3, 2009	September 27, 2008	2008
Mobile Devices	$5,322	$9,749	-45%
Home and Networks Mobility	5,999	7,490	-20%
Enterprise Mobility Solutions	5,054	5,878	-14%

Segment Totals	16,375	23,117	-29%
Other and Eliminations	(54)	(107)	-50%

Company Totals	$16,321	$23,010	-29%

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s Operating earnings (loss) by reportable segment for the three and nine months ended October 3, 2009 and September 27, 2008.

	Operating Earnings (Loss)
	Three Months Ended	Three Months Ended
	October 3, 2009	September 27, 2008
Mobile Devices	$(183)	$(840)
Home and Networks Mobility	199	263
Enterprise Mobility Solutions	306	403

Segment Totals	322	(174)
Other and Eliminations	(194)	(278)

Company Totals	$128	$(452)

	Operating Earnings (Loss)
	Nine Months Ended	Nine Months Ended
	October 3, 2009	September 27, 2008
Mobile Devices	$(945)	$(1,604)
Home and Networks Mobility	467	661
Enterprise Mobility Solutions	689	1,030

Segment Totals	211	87
Other and Eliminations	(522)	(803)

Company Totals	$(311)	$(716)